UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

AMERICAN BAR ASSOCIATION MEMBERS /

STATE STREET COLLECTIVE TRUST

(Exact Name of Registrant Specified in Charter)

New Hampshire	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Trafalgar Square, Suite 449 Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 589-4097

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) James S. Phalen resigned, effective August 15, 2005, as President and Chief Executive Officer of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”).

(c) Effective August 15, 2005, Phil Lussier will replace Mr. Phalen as President and Chief Executive Officer of the Collective Trust. Mr. Lussier, age 52, is Chief Executive Officer and Chairman of the Board of CitiStreet LLC. Prior to assuming this role in March 2005, Mr. Lussier served as President of CitiStreet’s Retirement Services Division from December 2000 to March 2005. From April 1, 2000 until December 2000, Mr. Lussier served as Division President, Institutional Sales & Marketing of CitiStreet. From January 1995, until the inception of CitiStreet in April of 2000, he was a Senior Vice President of the Retirement Investment Services Division of State Street Global Advisors.

Mr. Lussier is not related to any other executive officer of the Collective Trust or any director of State Street Bank and Trust Company of New Hampshire, the trustee of the Collective Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / STATE STREET COLLECTIVE TRUST

Dated: July 28, 2005	By:	/s/ Beth M. Halberstadt
	Name:	Beth M. Halberstadt
	Title:	Chief Financial Officer